As filed with the Securities and Exchange Commission on January 24, 2006
Registration Nos. 333-130718
333-130718-04
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Fulton Financial Corporation	Pennsylvania	23-2195389
Fulton Capital Trust I	Delaware	65-6449538
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Penn Square	George R. Barr, Jr., Esq.
P.O. Box 4887	One Penn Square
Lancaster, PA 17604	P.O. Box 4887
(717) 291-2411	Lancaster, PA 17604
(Address, including zip code, and telephone number,	(717) 291-2411
including area code, of registrant’s principal executive offices)	(Name, address and telephone number,
including area code, of agent for service)
Copy to:

Robert C. Azarow, Esq.	Paul G. Mattaini, Esq.
Susana K. Gonzalez, Esq.	Barley Snyder LLC
Thacher Proffitt & Wood llp	126 East King Street
Two World Financial Center	Lancaster, PA 17602
New York, NY 10281	(717) 299-5201
(212) 912-7400
     Approximate date of commencement of proposed sale to public: January 26, 2006.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

Title of each		Proposed Maximum	Proposed Maximum
Class of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered	Security	Price	Registration Fee
Junior Subordinated Debt Securities of Fulton Financial Corporation to be issued to Fulton Capital Trust I
Capital Securities of Fulton Capital Trust I
Guarantee of Fulton Financial Corporation with respect to the Capital Securities of Fulton Capital Trust I
Total			$150,000,000	$16,050*

*	The registration fee is being calculated pursuant to General Instruction II.D. of Form S-3 and Rule 457(o) under the Securities Act of 1933, as amended.

Item 14. Other Expenses of Issuance and Distribution.
     The estimated expenses in connection with this Registration Statement, other than underwriting discounts and commissions, are as follows:

SEC Registration fee	$16,050
Trustee fees	5,000
Printing expenses	17,000
Legal fees and expenses	370,000
Accounting fees and expenses	51,700
Rating agency fees	116,250
Miscellaneous	18,000

TOTAL	$594,000

Item 16. Exhibits.
     The exhibits filed (unless otherwise noted) as a part of this Registration Statement are as follows:

EXHIBIT	DESCRIPTION
1	Purchase Agreement(1)
4.1	Form of Indenture for the Junior Subordinated Debt Securities to be issued to Fulton Capital Trust I(2)
4.2	Form of Guarantee Agreement with respect to the Capital Securities of Fulton Capital Trust I(2)
4.3	Form of Amended and Restated Declaration of Trust of Fulton Capital Trust I(2)
5.1	Opinion of Thacher Proffitt & Wood llp re: legality of the Junior Subordinated Debt Securities, Capital Securities and Guarantees(2)
8	Opinion re: Tax Matters (2)
12	Statements re: Computation of Ratios(2)
23.1	Consent of KPMG LLP(3)
23.2	Consent of Thacher Proffitt & Wood llp (See Exhibit 5.1 above)
25.1	Statement of Eligibility of Wilmington Trust Company, as trustee, under the Indenture(3)
25.2	Statement of Eligibility of Wilmington Trust Company, as trustee, under the Guarantee(3)
25.3	Statement of Eligibility of Wilmington Trust Company, as trustee, under the Amended and Restated Declaration of Trust(3)

(1)	Filed as an exhibit to the Form 8-K filed on January 24, 2006.

(2)	Filed herewith.

(3)	Filed as an exhibit to the Registration Statement on Form S-3 filed on December 27, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-130718 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lancaster, Commonwealth of Pennsylvania, on January 24, 2006.

Fulton Financial Corporation
By:	/s/ R. Scott Smith, Jr.
R. Scott Smith, Jr.
Chairman of the Board, President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder, this Post-Effective Amendment No. 1 to Registration Statement No. 333-130718, has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ R. Scott Smith, Jr. R. Scott Smith, Jr.	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	January 24, 2006
* Charles J. Nugent	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 24, 2006
* Beth Ann L. Chivinski	Executive Vice President and Controller (Principal Accounting Officer)	January 24, 2006
* Jeffrey G. Albertson	Director	January 24, 2006
* Donald M. Bowman, Jr.	Director	January 24, 2006

Name	Title	Date
* Craig A. Dally	Director	January 24, 2006
* Clark S. Frame	Director	January 24, 2006
* Patrick J. Freer	Director	January 24, 2006
* Eugene H. Gardner	Director	January 24, 2006
* George W. Hodges	Director	January 24, 2006
* Carolyn R. Holleran	Director	January 24, 2006
* Clyde W. Horst	Director	January 24, 2006
* Donald W. Lesher, Jr.	Director	January 24, 2006
* Joseph J. Mowad, M.D.	Director	January 24, 2006
* Abraham S. Opatut	Director	January 24, 2006
* Mary Ann Russell	Director	January 24, 2006
* Gary A. Stewart	Director	January 24, 2006
/s/ George R. Barr, Jr.

*By: George R. Barr, Jr.
(As Attorney-in-fact pursuant to a
Power of Attorney filed on December 27, 2005)

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-130718-04 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lancaster, Commonwealth of Pennsylvania, on January 24, 2006.

Fulton Capital Trust I
By:	Fulton Financial Corporation, as Sponsor

By:	/s/ Charles J. Nugent
Charles J. Nugent
Senior Executive Vice President and Chief Financial Officer